1
July 28, 2009
First Midwest Bancorp, Inc.
Keefe, Bruyette & Woods
Investment Conference

Forward Looking Statements
 This presentation may contain, and during this presentation our management may make statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Forward-looking statements include, among other things, statements regarding our financial performance, business prospects, future growth and operating strategies, objectives and results. Actual results, performance or developments could differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include, among others, those discussed in our Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, copies of which will be made available upon request. With the exception of fiscal year end information previously included in our Annual Report on Form 10-K, the information contained herein is unaudited. Except as required by law, we undertake no duty to update the contents of this presentation after the date of this presentation.

First Midwest Presentation Index
  Who We Are
  Credit Quality
  Capital Position
  Core Profitability

  Why First Midwest

Who We Are

A Premier Bank	Premier Bank For Commercial	Premier Bank For Retail
$7.8 billion assets $5.8 billion deposits -66% core transactional -90% Suburban Chicago $5.3 billion loans $3.6 billion trust/investment aum	Seven business lines 25,000 commercial 1,600 trust relationships 200 relationship managers Tenured sales force and market presence	225,000 retail relationships 1,000 bankers 95 offices 8th largest distribution network in MSA 13th in Chicago MSA Market Share
Source: Commercial and retail relationships obtained from Harte Hanks Marketing Customer Information System as of 3/31/09
A Premier Community Bank

90% Suburban Chicago

Credit Quality

(1)  As of 2Q09
Total Consumer - 13%
  Home Equity Dominated
  No Subprime Loans
  No Credit Card
  Conservative Underwriting

Construction And Development (1)
  Performing Commercial Construction Portfolio
  Residential NPL % Impacted By Continuing Illiquid
 Residential Real Estate Market
  Substantial Reserves
  Current Valuations
  As of 2Q09

	3Q08	4Q08	1Q09	2Q09
Loan Loss Reserve / Loans	1.34%	1.75%	2.15%	2.40%
LLR / (Non Accrual + 90 Day)	77%	57%	45%	52%
Non Accrual + 90 Day / Total Loans	1.74%	3.07%	4.78%	4.60%
(Non Accrual + 90 Day) / Total Loans
Loan Loss Reserve & Net Charge-offs

(1)  Includes accruing and non-accruing Troubled Debt Restructures (TDRs)
(1)
  Improved Delinquencies
  Better Positioned To Reduce Problem Debts

Credit Focus
  Early Identification And Remediation
  Expanded Resources
  Problem Resolution Strategies
  Restructure
  Accelerate Control
  Varied Liquidation Strategies

Capital Position

  Substantially Exceed “Well Capitalized” (1)
  Built Capital Ratios Through Operating Performance, De
 -leveraging Securities, And Issue Of Preferred Stock

(1)  “Well Capitalized” minimum ratios (- - -) are currently 6% for Tier 1, 10% for Total Capital, and 4% for Tier 1 Common (applied to Supervisory Capital Assessment Program tests on top 19 US banks)

  “Well Capitalized” minimum ratios are currently 6% for Tier 1, 10% for Total Capital, and 4% for Tier 1 Common (applied to Supervisory Capital Assessment Program tests on top 19 US banks)
  Excess over “Well Capitalized” grossed up using 39% marginal tax rate
  Represents the Pre-tax equivalent, excluding the $193 million in regulatory capital received by FMBI through the sale of preferred shares to the US Treasury as part of its Capital Purchase
 Plan
Excess Regulatory Capital

Core Profitability

Operating Leverage - Most Recent Quarter ’09 (4)
Well Above Peers
	First Midwest	Metro Peers(1)	Chicago Peers(2)
PTPP Return on Average Assets(3)	1.98%	1.46%	1.03%

Core Drivers:
Net Interest Margin	3.64%	3.36%	2.65%
Efficiency	51%	65%	68%
Data represents the peer median core performance as reported by SNL Financial
  The Metro Peers consist of AMFI, BOKF, CBSH, CFR, FCF, FULT, MBFI, ONB, SUSQ, UCBH, VLY, WTNY, and WTFC
  The Chicago Peers consist of AMFI, MBFI, MBHI, OSBC, TAYC, and WTFC
  Pre-tax, Pre-provision Operating Income (PTPP) excludes taxes, provision for loan losses, and market related security gains (losses) from reported quarter; PTPP is computed on a fully tax equivalent basis
  As of 1Q09
Almost Double
Greater Ability To Organically Generate Capital

Net Interest Margin
Efficiency
  Excludes special FDIC assessment and market value adjustment on deferred compensation for 2Q09
  The Metro Peers consist of AMFI, BOKF, CBSH, CFR, FCF, FULT, MBFI, ONB, SUSQ, UCBH, VLY, WTNY, and WTFC
  The Chicago Peers consist of AMFI, MBFI, MBHI, OSBC, TAYC, and WTFC
Consistently Outperform Peers (2) (3)

  Pre-Tax, Pre-Provision Earnings excludes taxes, provision for loan losses, and market related security gains (losses) from the reported quarter and the special FDIC assessment levied in second quarter 2009
  The Efficiency Ratio for second quarter 2009 has been adjusted to exclude the impact of the special FDIC assessment
2nd Quarter Performance

  “Well Capitalized” minimum ratios are currently 6% for Tier 1, 10% for Total Capital, and 4% for Tier 1 Common (applied to Supervisory Capital Assessment Program tests on top 19 US banks)
  Excess over “Well Capitalized” grossed up using 39% marginal tax rate
  Represents the pre-tax equivalent, excluding the $193 million in regulatory capital received by FMBI through the sale of preferred shares to the US Treasury as part of its Capital Purchase
 Plan
  Annualized 2Q09 Pre-Tax, Pre-Provision Operating Income (PTPP) excludes taxes, provision for loan losses, and market related security gains (losses)
Excess Regulatory Capital + Operating
Leverage

Why First Midwest

Why First Midwest
  Strong Franchise
  Navigating Reality Of Cycle
  Proactive Remediation Of Credit
  Solid Capital
  Leveraging Operating Performance
  Strengthening Core Business
  Relationship-Based Lending
  Core Deposit Expansion
  Able To Benefit From Market Disruption
  Well Positioned For Recovery